                               POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints CRAIG L. SLUTZKIN as his true and lawful attorney-in-fact and agent for him and in his name, place and stead, in any and all capacities, to sign any and all documents relating to any and all Securities and Exchange Commission filings which may be required, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

This power shall continue in effect until terminated in writing.

By: /s/ Philippe O. Chambon
    --------------------------
    Philippe O. Chambon

By: /s/ Ronald Hunt
    --------------------------
    Ronald Hunt

By: /s/ Jeani Delagardelle
    --------------------------
    Jeani Delagardelle

Dated: September 29, 2006